UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

TORTOISE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38823	83-2538002
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5100 W. 115th Place Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 981-1020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SHLL.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	SHLL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SHLL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Business Combination Agreement and Plan of Reorganization

On June 18, 2020, Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp”), SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), and Hyliion Inc., a Delaware corporation (the “Company”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of TortoiseCorp (the “Surviving Corporation”).

Conversion of Securities

Immediately prior to the effective time of the Merger (the “Effective Time”), the Company will cause each share of the Company’s preferred stock (“Company Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of the Company’s common stock (the “Company Common Stock”) in accordance with the Company’s certificate of incorporation, and each converted share of Company Preferred Stock will no longer be outstanding and will cease to exist, such that each holder of Company Preferred Stock will thereafter cease to have any rights with respect to such securities.

Also immediately prior to the Effective Time, the Company will cause the outstanding principal and unpaid accrued interest due on the Company’s outstanding convertible notes (the “Company Convertible Notes”) immediately prior to the Effective Time to be automatically converted into a number of shares of Company Common Stock in accordance with the terms of such Company Convertible Notes, and such converted Company Convertible Notes will no longer be outstanding and will cease to exist, and any liens securing obligations under the Company Convertible Notes will be released.

At the Effective Time, by virtue of the Merger and without any action on the part of TortoiseCorp, Merger Sub, the Company or the holders of any of the Company’s securities:

(a)	Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class A Common Stock, par value $0.0001 per share, of TortoiseCorp (“TortoiseCorp Class A Common Stock”) equal to the quotient obtained by dividing (a) 100,000,000 by (b) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Company Common Stock basis, and including, without limitation or duplication, the number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock and Company Convertible Notes and the number of shares of Company Common Stock subject to unexpired, issued and outstanding options to purchase shares of Company Common Stock (“Company Options”) and Company Options that the Company has committed to grant but has not yet granted as of immediately prior to the Effective Time (the “Exchange Ratio”);

(b)	All shares of Company Common Stock and Company Preferred Stock held in the treasury of the Company will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

(c)	Each share of common stock, par value $0.0001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

(d)	Each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of TortoiseCorp Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time; and

(e)	No certificates or scrip or shares representing fractional shares of TortoiseCorp Class A Common Stock will be issued upon the exchange of Company Common Stock. Any fractional shares will be rounded up or down to the nearest whole share of TortoiseCorp Class A Common Stock, with a fraction of 0.5 rounded up. No cash settlements will be made with respect to fractional shares.

Proxy Statement

As promptly as practicable after the date of the Business Combination Agreement and TortoiseCorp’s receipt of the Company’s audited financial statements, TortoiseCorp will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of TortoiseCorp (the “TortoiseCorp Stockholders”) relating to the meeting of the TortoiseCorp Stockholders (the “TortoiseCorp Stockholders’ Meeting”) to be held to consider (i) approval and adoption of the Business Combination Agreement and the Merger, (ii) approval of the issuance of TortoiseCorp Class A Common Stock as contemplated by the Business Combination Agreement and the Subscription Agreements (as defined below) and the issuance of Forward Purchase Securities (as defined below) as contemplated by the Forward Purchase Agreement (as defined below), (iii) the second amended and restated certificate of incorporation of TortoiseCorp and (iv) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “TortoiseCorp Proposals”).

Stock Exchange Listing

TortoiseCorp will use its reasonable best efforts to cause the shares of TortoiseCorp Class A Common Stock to be issued in connection with the Proposed Transactions to be approved for listing on the New York Stock Exchange at the closing of the Merger (the “Closing”). Until the Closing, TortoiseCorp shall use its reasonable best efforts to keep the TortoiseCorp Class A Common Stock and warrants listed for trading on the New York Stock Exchange.

Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement dated February 27, 2019 (the “IPO Registration Rights Agreement”) will be amended and restated and TortoiseCorp, certain persons and entities holding securities of TortoiseCorp prior to the Closing (the “Initial Holders”) and certain persons and entities receiving TortoiseCorp Class A Common Stock pursuant to the Merger (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) shall enter into that amended and restated IPO Registration Rights Agreement attached as an exhibit to the Business Combination Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, TortoiseCorp will agree that, within 30 calendar days after the consummation of the Proposed Transactions, TortoiseCorp will file with the SEC (at TortoiseCorp’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and TortoiseCorp shall use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Reg Rights Holders can demand up to three underwritten offerings, and all of the Reg Rights Holders will be entitled to piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit A to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, certain investors in the Company will agree, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, any shares of TortoiseCorp Class A Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of TortoiseCorp Class A Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for TortoiseCorp Class A Common Stock held by them immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of TortoiseCorp Class A Common Stock or securities convertible into or exercisable or exchangeable for TortoiseCorp Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until 180 days after the date of Closing (the “Closing Date”). Thereafter until two (2) years after the Closing Date, Thomas Healy will also agree not to Transfer more than 10% of the number of shares of TortoiseCorp Class A Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of TortoiseCorp Class A Common Stock held by him immediately after the Effective Time.

The foregoing description of the Lock-Up Agreements is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit B to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, the Company will not, and will cause its representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (A) any sale of assets of the Company equal to 15% or more of the Company’s assets or to which 15% or more of the Company’s revenues or earnings are attributable, (B) the issuance or acquisition of 15% or more of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities representing 15% or more of the combined voting power of the Company or (C) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 15% or more of the combined voting power of the Company, other than with TortoiseCorp and its representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Business Combination Agreement and related documents and the consummation of the transactions contemplated thereby will not be deemed a violation of this provision. The Company will, and will cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective representatives) that has prior to the date thereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date thereof. If the Company or any of its representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company will promptly (and in no event later than twenty-four (24) hours after the Company becomes aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of (a) the Company and (b) TortoiseCorp and Merger Sub relating to, among other things, their ability to enter into the Business Combination Agreement and their outstanding capitalization.

Conditions to Closing

Mutual

The obligations of the Company, TortoiseCorp and Merger Sub to consummate the Proposed Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	The written consent of the requisite stockholders of the Company in favor of the approval and adoption of the Business Combination Agreement and the Merger and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) has been delivered to TortoiseCorp;

(b)	The TortoiseCorp Proposals have been approved and adopted by the requisite affirmative vote of the TortoiseCorp Stockholders in accordance with the Proxy Statement, the Delaware General Corporation Law, TortoiseCorp’s organizational documents and the rules and regulations of the New York Stock Exchange;

(c)	No governmental authority has enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Proposed Transactions illegal or otherwise prohibiting consummation of the Proposed Transactions;

(d)	All required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Proposed Transactions under the HSR Act has expired or been terminated;

(e)	All consents, approvals and authorizations set forth in the Business Combination Agreement have been obtained from and made with all governmental authorities;

(f)	As of the Closing, after consummation of the transactions contemplated by the Subscription Agreements and the Forward Purchase Agreement and distribution of the funds held in TortoiseCorp’s trust account (the “Trust Account”) pursuant to the Business Combination Agreement, TortoiseCorp has cash on hand equal to or in excess of $235,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Proposed Transactions and the transactions contemplated by the Subscription Agreements and the Forward Purchase Agreement); and

(g)	The shares of TortoiseCorp Class A Common Stock are listed on the New York Stock Exchange, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

TortoiseCorp and Merger Sub

The obligations of TortoiseCorp and Merger Sub to consummate the Proposed Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)	The representations and warranties of the Company contained in the sections titled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of the Company contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of the Company contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company material adverse effect;

(b)	The Company has performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

(c)	The Company has delivered to TortoiseCorp a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)	No Company material adverse effect has occurred between the date of the Business Combination Agreement and the Closing Date;

(e)	Other than those persons identified as continuing directors in the Business Combination Agreement, all members of the board of directors of the Company have executed written resignations effective as of the Effective Time;

(f)	All parties to the Registration Rights Agreement (other than TortoiseCorp and the TortoiseCorp Stockholders party thereto) have delivered, or cause to be delivered, to TortoiseCorp copies of the Registration Rights Agreement duly executed by all such parties;

(g)	All parties to the Lock-Up Agreements proposed to be entered into in connection with Closing have delivered, or caused to be delivered, to TortoiseCorp copies of the Lock-Up Agreements duly executed by all such parties;

(h)	At least two days prior to the Closing, the Company delivered to TortoiseCorp a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by TortoiseCorp with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations; and

(i)	TortoiseCorp shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights by the holders of TortoiseCorp Class A Common Stock in accordance with the TortoiseCorp’s organizational documents.

(j)	The Company shall have delivered to TortoiseCorp its audited financial statements.

The Company

The obligations of the Company to consummate the Proposed Transactions are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)	The representations and warranties of TortoiseCorp and Merger Sub contained in the sections titled (a) “Corporate Organization,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of TortoiseCorp and Merger Sub contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of TortoiseCorp and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “TortoiseCorp Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a TortoiseCorp material adverse effect;

(b)	TortoiseCorp and Merger Sub have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

(c)	TortoiseCorp has delivered to the Company a customary officer’s certificate (signed by the President of TortoiseCorp), dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)	No TortoiseCorp material adverse effect has occurred between the date of the Business Combination Agreement and the Closing Date;

(f)	TortoiseCorp has delivered a copy of the Registration Rights Agreement duly executed by TortoiseCorp and the TortoiseCorp Stockholders party thereto; and

(g)	TortoiseCorp has made all necessary and appropriate arrangements with the Trustee of the Trust Account to have all of the funds in the Trust Account disbursed to TortoiseCorp immediately prior to the Effective Time, and all such funds released from the Trust Account are available to TortoiseCorp in respect of all or a portion of the payment obligations set forth in the Business Combination Agreement and the payment of TortoiseCorp’s fees and expenses incurred in connection with the Business Combination Agreement and the Proposed Transactions.

Termination

The Business Combination Agreement may be terminated and the Proposed Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Proposed Transactions by the stockholders of the Company or the TortoiseCorp Stockholders, as follows:

(a)	By mutual written consent of TortoiseCorp and the Company;

(b)	By TortoiseCorp or the Company, if (i) the Effective Time will not have occurred prior to the date that is 180 days after the date of the Business Combination Agreement (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition to the Merger on or prior to the Outside Date, and, in the event that any law is enacted after the execution of the Business Combination Agreement extending the applicable waiting period under the HSR Act, the Outside Date will be automatically extended by the length of any such extension; or (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Proposed Transactions illegal or otherwise preventing or prohibiting consummation of the Proposed Transactions, including the Merger; or (iii) any of the TortoiseCorp Proposals fail to receive the requisite vote for approval at the TortoiseCorp Stockholders’ Meeting;

(c)	By the Company if (i) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of TortoiseCorp and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of TortoiseCorp and Merger Sub will have become untrue, in either case such that the conditions set forth in representations and warranties and the agreements and covenants of Merger Sub and TortoiseCorp specified in the conditions to the Merger section of the Business Combination Agreement would not be satisfied (“Terminating TortoiseCorp Breach”); provided that the Company has not waived such Terminating TortoiseCorp Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating TortoiseCorp Breach is curable by TortoiseCorp and Merger Sub, the Company may not terminate the Business Combination Agreement under this section for so long as TortoiseCorp and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by the Company to TortoiseCorp; or

(d)	By TortoiseCorp if (i) the Company has failed to deliver the Written Consent to TortoiseCorp within two business days of execution of the Business Combination Agreement; (ii) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Business Combination Agreement, or if any representation or warranty of the Company has become untrue, in either case such that the conditions set forth in representations and warranties and the agreements and covenants of the Company specified in the conditions to the Merger section of the Business Combination Agreement would not be satisfied (“Terminating Company Breach”); provided that TortoiseCorp has not waived such Terminating Company Breach and TortoiseCorp and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Company Breach is curable by the Company, TortoiseCorp may not terminate the Business Combination Agreement under this provision for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by TortoiseCorp to the Company; or (iii) the Company has not delivered its audited financial statements to TortoiseCorp within 15 days of the date of the Business Combination Agreement.

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party hereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about TortoiseCorp, the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by TortoiseCorp, the Company and Merger Sub contained in the Business Combination Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about TortoiseCorp, the Company or Merger Sub.

Stockholder Support Agreement

On June 18, 2020, certain stockholders of the Company entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”) pursuant to which such stockholders agreed to vote all of their shares of Company Common Stock and Company Preferred Stock in favor of the approval and adoption of the Proposed Transactions. Additionally, such stockholders have agreed, among other things, not to (a) transfer any of their shares of Company Common Stock and Company Preferred Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

The foregoing description of the Stockholder Support Agreement is qualified in its entirety by reference to the full text of the Stockholder Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Stockholders Rights Agreement

On June 18, 2020, Vincent T. Cubbage, Stephen Pang, certain stockholders of the Company and TortoiseCorp entered into the Stockholders Rights Agreement (the “Stockholders Rights Agreement”), pursuant to which TortoiseCorp agreed to take all necessary action so that immediately after the Effective Time, the board of directors of TortoiseCorp, including its committees, is comprised of the individuals set forth in the Business Combination Agreement. Pursuant to the Stockholders Rights Agreement, TortoiseCorp will also take all necessary action to cause the board of directors of TortoiseCorp to nominate and recommend for election at TortoiseCorp’s annual meeting of stockholders in 2021 (the “First Annual Meeting”) Vincent T. Cubbage and Thomas Healy. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at the First Annual Meeting.

The foregoing description of the Stockholders Rights Agreement is qualified in its entirety by reference to the full text of the Stockholders Rights Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and TortoiseCorp agreed to sell to the Subscribers, an aggregate of 30,750,000 shares of TortoiseCorp Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000, in a private placement (the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, TortoiseCorp agreed that, within 30 calendar days after the consummation of the Proposed Transactions, TortoiseCorp will file with the SEC (at TortoiseCorp’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and TortoiseCorp shall use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof. Under certain circumstances, payments by TortoiseCorp may be assessed with respect to the PIPE Shares in the event that (i)  the PIPE Resale Registration Statement has not been declared effective by the SEC by the earlier of (A) 60 days (or 90 days if the SEC notifies TortoiseCorp that it will review the PIPE Resale Registration Statement) following the Closing and (B) the tenth business day after the SEC notifies TortoiseCorp that either its review of the PIPE Resale Registration Statement is complete or it will not review the PIPE Resale Registration Statement; (ii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective prior to the expiration of a designated effective period or a Subscriber is not permitted to utilize the PIPE Resale Registration Statement to resell the PIPE Shares; or (iii) under certain circumstances, TortoiseCorp fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act, such that the Subscribers who are not affiliates of TortoiseCorp are unable to sell their PIPE Shares without restriction under Rule 144 under the Securities Act. The payments by TortoiseCorp to each such Subscriber shall accrue on the default date and on each monthly anniversary of any uncured default in an amount equal to 0.5% of the aggregate purchase price paid for the PIPE Shares held by such Subscriber at such time, subject to certain terms and limitations (including a cap of 5.0% of the aggregate purchase price).

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Amendment to Forward Purchase Agreement

On June 18, 2020, TortoiseCorp, Tortoise Sponsor LLC (the “Sponsor”) and Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point”) entered into the First Amendment to Amended and Restated Forward Purchase Agreement (the “FPA Amendment” and such Amended and Restated Forward Purchase Agreement, as amended, the “Forward Purchase Agreement”), pursuant to which Atlas Point agreed to purchase $17,500,000 (the “Purchase Price”) of forward purchase units, consisting of one share of TortoiseCorp Class A Common Stock and one-half of one warrant, at $10.00 per unit at the Closing (the “Forward Purchase Securities”). At the Closing (i) if Atlas Point does not fund the Purchase Price, Atlas Point will transfer back to the Sponsor 900,000 shares of TortoiseCorp’s Class B Common Stock, par value $0.0001 per share (the “Founder Shares”), such that Atlas Point shall retain 365,625 Founder Shares and (ii) if Atlas Point does fund the Purchase Price, Atlas Point shall transfer back to the Sponsor 894,375 Founder Shares.

Pursuant to the FPA Amendment, TortoiseCorp agreed that, within 30 calendar days after the consummation of the Proposed Transactions, TortoiseCorp will file with the SEC (at TortoiseCorp’s sole cost and expense) a registration statement registering the resale of any Forward Purchase Securities and the TortoiseCorp Class A Common Stock issuable upon conversion of the Founder Shares held by Atlas Point (the “Atlas Point Resale Registration Statement”), and TortoiseCorp shall use its commercially reasonable efforts to have the Atlas Point Resale Registration Statement declared effective as soon as practicable after the filing thereof.

The foregoing description of the FPA Amendment is qualified in its entirety by reference to the full text of the FPA Amendment, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of TortoiseCorp that may be issued in connection with the Merger, the Subscription Agreements and the Forward Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2020, TortoiseCorp and the Company issued a joint press release announcing the execution of the Business Combination Agreement and announcing that TortoiseCorp and the Company will hold a conference call on June 19, 2020 at 8:30am Eastern Time (the “Conference Call”). A copy of the press release, which includes information regarding participation in the Conference Call, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The script that TortoiseCorp and the Company intend to use for the Conference Call is attached hereto as Exhibit 99.2 and incorporated herein by reference. Such exhibits and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference is an investor presentation relating to the Proposed Transactions. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Important Information and Where to Find It

In connection with the Proposed Transactions, TortoiseCorp intends to file the Proxy Statement with the SEC, which will be distributed to holders of TortoiseCorp’s common stock in connection with TortoiseCorp’s solicitation of proxies for the vote by the TortoiseCorp Stockholders with respect to the Proposed Transactions and other matters as described in the Proxy Statement. After the preliminary Proxy Statement has been filed and cleared by the SEC, TortoiseCorp will mail a definitive Proxy Statement to its stockholders. TortoiseCorp Stockholders and other interested parties are urged to read the Proxy Statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about TortoiseCorp, the Company and the Proposed Transactions. TortoiseCorp Stockholders and other interested parties may obtain free copies of the preliminary Proxy Statement and definitive Proxy Statement (when available) and other documents filed with the SEC by TortoiseCorp through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Tortoise Acquisition Corp., 5100 W. 115th Place, Leawood, KS or (913) 981-1020.

Participants in the Solicitation

TortoiseCorp and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of TortoiseCorp is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transactions when they become available. TortoiseCorp Stockholders and other interested persons should read the Proxy Statement carefully when it becomes available before making any voting decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, TortoiseCorp’s ability to enter into definitive agreements or consummate a transaction with the Company; TortoiseCorp’s ability to obtain the financing necessary consummate the Proposed Transactions; and the expected timing of completion of the Proposed Transactions. These statements are based on various assumptions and on the current expectations of TortoiseCorp’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TortoiseCorp and the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the TortoiseCorp Stockholders for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating the Proposed Transaction or difficulty in, or costs associated with, integrating the businesses of TortoiseCorp and the Company; the amount of redemption requests made by the TortoiseCorp Stockholders; the occurrence of events that may give rise to a right of one or both of TortoiseCorp and the Company to terminate the Business Combination Agreement; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s business; and those factors discussed in TortoiseCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the heading “Risk Factors,” and other documents of TortoiseCorp filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither TortoiseCorp nor the Company presently know or that TortoiseCorp and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TortoiseCorp’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. TortoiseCorp and the Company anticipate that subsequent events and developments will cause their assessments to change. However, while TortoiseCorp and the Company may elect to update these forward-looking statements at some point in the future, TortoiseCorp and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing TortoiseCorp’s or the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
2.1*	Business Combination Agreement and Plan of Reorganization, dated as of June 18, 2020, by and among TortoiseCorp, Merger Sub and the Company.
10.1	Stockholder Support Agreement, dated as of June 18, 2020, by and among TortoiseCorp and the stockholders of the Company named therein.
10.2	Stockholders Rights Agreement, dated as of June 18, 2020, by and among TortoiseCorp, Vincent T. Cubbage, Stephen Pang and the stockholders of the Company named therein.
10.3	Form of Subscription Agreement.
10.4	First Amendment to Amended and Restated Forward Purchase Agreement, dated as of June 18, 2020, by and among TortoiseCorp, the Sponsor and Atlas Point.
99.1	Press Release, dated June 19, 2020.
99.2	Conference Call Script.
99.3	Investor Presentation.

*All schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 19, 2020

TORTOISE ACQUISITION CORP.

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer and President